Exhibit 10.45

EXCHANGE AGREEMENT

        This Exchange Agreement (“Agreement”) is dated as of March 14, 2005, by and among Glowpoint, Inc., a Delaware corporation (the “Company”), and the holders of certain Company securities whose signatures appear on the signature page attached hereto (the “Holders”).

Recitals:

        WHEREAS, each Holder currently holds shares of the Company’s Series B convertible preferred stock (collectively, the “Preferred Shares”); and

        WHEREAS, subject to the terms and conditions set forth herein, the Company and the Holders desire to cancel and terminate the Preferred Shares and forfeit any and all rights of collection, claim or demand under the Preferred Shares (such cancellation, termination and forfeitures are collectively, the “Share Cancellation”) in exchange for: (i) the receipt of shares of restricted common stock of the Company, par value $.0001 per share (the “Common Stock”); and (ii) the receipt of warrants to purchase shares of the Common Stock at an exercise price of $2.40 (the “Warrants,” and, together with the Common Stock, the “Exchange Consideration”).

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby agreed and acknowledged, the parties hereby agree as follows:

AGREEMENT:

        1. Securities Exchange.

                 (a) Upon the following terms and subject to the conditions contained herein, the Holders agree to the Share Cancellation in exchange for the Exchange Consideration. In consideration of and in express reliance upon the representations, warranties, convenants, terms and conditions of this Agreement, each Holder agrees to the Share Cancellation and the Company agrees to issue and deliver the Exchange Consideration.

                 (b) The closing under this Agreement (the “Closing”) shall take place at the offices of Morrison &Foerster LLP, 1290 Avenue of the Americas, New York, NY 10104-0050 upon the satisfaction of each of the conditions set forth in Sections 4 and 5 hereof (the “Closing Date”).

                 (c) At the Closing, the Company shall issue to the Holders (i)  16,000 shares of Common Stock and (ii) Warrants to purchase 6400 shares of Common Stock for each Preferred Share exchanged by such Holder in the amounts set forth on Exhibit A hereto. The Warrants shall be exercisable until March 14, 2010 and shall have an exercise price equal to

$2.40 (the “Warrant Price”). At the Closing, the Holders shall deliver to the Company for cancellation the Preferred Shares.

                 (d) The shares of Common Stock and the Warrants are sometimes collectively referred to herein as the “Securities”.

        2. Representations, Warranties and Covenants of the Holders. Each of the Holders hereby makes the following representations and warranties to the Company, and covenants for the benefit of the Company, with respect solely to itself and not with respect to any other Holder:

                 (a) If a Holder is an entity, such Holder is a corporation, limited liability company or partnership duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

                 (b) This Agreement has been duly authorized, validly executed and delivered by each Holder and is a valid and binding agreement and obligation of each Holder enforceable against such Holder in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally, and each Holder has full power and authority to execute and deliver the Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.

                 (c) Each Holder has received and carefully reviewed copies of the Public Documents (as hereinafter defined). Each Holder understands that no Federal, state, local or foreign governmental body or regulatory authority has made any finding or determination relating to the fairness of an investment in any of the Securities and that no Federal, state, local or foreign governmental body or regulatory authority has recommended or endorsed, or will recommend or endorse, any investment in any of the Securities. Each Holder, in making the decision to agree to the Share Cancellation and accept the Exchange Consideration, has relied upon independent investigation made by it and has not relied on any information or representations made by third parties.

                 (d) Each Holder understands that the Securities are being offered and sold to it in reliance on specific provisions of Federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of each Holder set forth herein for purposes of qualifying for exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”) and applicable state securities laws.

                 (e) Each Holder is an “accredited investor” as defined under Rule 501 of Regulation D promulgated under the Securities Act.

                 (f) Each Holder is and will be acquiring the Securities for such Holder’s own account, and not with a view to any resale or distribution in whole or in part, in violation of the Securities Act or any applicable securities laws.

                 (g) The offer and sale of the Securities is intended to be exempt from registration under the Securities Act, by virtue of Section 3(a)(9) and/or 4(2) thereof. Each

Holder understands that the Securities purchased hereunder have not been, and may never be, registered under the Securities Act and that none of the Securities can be sold or transferred unless they are first registered under the Securities Act and such state and other securities laws as may be applicable or the Company receives an opinion of counsel reasonably acceptable to the Company that an exemption from registration under the Securities Act is available (and then the Securities may be sold or transferred only in compliance with such exemption and all applicable state and other securities laws).

        3. Representations, Warranties and Covenants of the Company. The Company represents and warrants to each Holder, and covenants for the benefit of each Holder, as follows:

                 (a) The Company has been duly incorporated and is validly existing and in good standing under the laws of the state of Delaware, with full corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to register or qualify would not have a Material Adverse Effect. For purposes of this Agreement, “Material Adverse Effect”shall mean any effect on the business, results of operations, prospects, assets or financial condition of the Company that is material and adverse to the Company and its subsidiaries and affiliates, taken as a whole and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company from entering into and performing any of its obligations under this Agreement in any material respect; provided, however, that the foregoing shall not include operating losses of the Company in the amounts contemplated by the Commission Documents.

                 (b) The Company has made available to the Holders copies of the Company’s Annual Report on Form 10-K, as amended, for fiscal year ended December 31, 2003, including the accompanying financial statements (the “Form 10-K”), and the Company’s Forms 10-Q, as amended, for the fiscal quarters ended March 31, 2004, June 30, 2004 or September 30, 2004 (the Forms 10-Q and Form 10-K, the “Public Documents”). The Public Documents at the time of their filing did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. As used herein, “Commission Documents” means all reports, schedules, forms, statements and other documents filed by the Company with the Commission after December 31, 2003 pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

                 (c) The Securities have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, the Securities shall be validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of refusal of any kind.

                 (d) This Agreement has been duly authorized, validly executed and delivered on behalf of the Company and is a valid and binding agreement and obligation of the Company enforceable against the Company in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally, and the Company has full power and authority to execute and deliver the Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.

                 (e) The execution and delivery of the Agreement and the consummation of the transactions contemplated by this Agreement by the Company, will not (i) conflict with or result in a breach of or a default under any of the terms or provisions of, (A) the Company’s certificate of incorporation or by-laws, or (B) of any material provision of any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party or by which it or any of its material properties or assets is bound, (ii) result in a violation of any provision of any law, statute, rule, regulation, or any existing applicable decree, judgment or order by any court, Federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company, or any of its material properties or assets or (iii) result in the creation or imposition of any material lien, charge or encumbrance upon any material property or assets of the Company or any of its subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of their property or any of them is subject except in the case of clauses (i)(B), (ii) or (iii) for any such conflicts, breaches, or defaults or any liens, charges, or encumbrances which would not have a Material Adverse Effect.

                 (f) The delivery and issuance of the Securities in accordance with the terms of and in reliance on the accuracy of each Holder’s representations and warranties set forth in this Agreement will be exempt from the registration requirements of the Securities Act.

                 (g) No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement or the offer, sale or issuance of the Securities or the consummation of any other transaction contemplated by this Agreement (other than any filings which may be required to be made by the Company with the Secretary of State of Delaware, the Commission, or The Nasdaq National Market or pursuant to any state or “blue sky” securities laws subsequent to the Closing).

                 (h) There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company which questions the validity of this Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant thereto. Except as disclosed in the Commission Documents, there is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened, against or involving the Company or any subsidiary, or any of their respective properties or assets which, if adversely determined, is reasonably likely to result in a Material Adverse Effect.

                 (i) To the Company’s knowledge, neither this Agreement nor the Schedules hereto contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

                 (j) The authorized capital stock of the Company and the shares thereof issued and outstanding as of March 10, 2005 are set forth on Schedule 3(j) attached hereto. All of the outstanding shares of the Company’s Common Stock have been duly and validly authorized, and are fully paid and non-assessable. Except as set forth in this Agreement or on Schedule 3(j)

attached hereto, as of March 10, 2005, no shares of Common Stock are entitled to preemptive rights and (other than (A) any option or right to purchase shares of the Company’s Common Stock issued pursuant to the Company’s 2000 Stock Incentive Plan, as amended, (B) any warrants issued under existing agreements as set forth on Schedule 3(j) attached hereto or (C) warrants issued pursuant to license, license option or other collaboration agreements as set forth on Schedule 3(j) attached hereto) there are no registration rights or outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. The Company is not a party to, and its executive officers have no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. The offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued prior to the Closing complied with all applicable federal and state securities laws, or no stockholder has a right of rescission or damages with respect thereto which is reasonably likely to have a Material Adverse Effect. The Company has furnished or made available to the Holders true and correct copies of the Company’s Certificate of Incorporation as in effect on the date hereof (the “Certificate”), and the Company’s Bylaws as in effect on the date hereof (the “Bylaws”).

                 (k) Prior to registration of the Exchange Shares under the Securities Act, all such certificates shall bear the restrictive legend specified in Section 6 of this Agreement. The Company warrants that the Securities shall be freely transferable on the books and records of the Company as and to the extent provided in this Agreement. Nothing in this Section 3(k) shall affect in any way the Holders’ obligations and agreements set forth in Section 6 to comply with all applicable prospectus delivery requirements, if any, upon the resale of the Exchange Shares. If a Holder provides the Company with an opinion of counsel, in form, substance and scope reasonably acceptable to the Company, to the effect that a public sale, assignment or transfer of the Exchange Shares may be made without registration under the Securities Act or the Holders provide the Company with reasonable assurances that the Securities can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold, the Company shall permit the transfer and promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by the Holders and without any restrictive legend. The Company acknowledges that a breach by it of its obligations under this Section 3(k) will cause irreparable harm to the Holders by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 3(k) will be inadequate and agrees, in the event of a breach or the Holders’ reasonable perception of a threatened breach by the Company of the provisions of this Section 3(k), that the Holders shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

                 (l) The Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and delivery of the Exchange Consideration hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Exchange Consideration, or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the Securities under the registration provisions of the Securities Act and applicable state securities laws. Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Securities.

        4. Conditions Precedent to the Obligation of the Company to Issue the Exchange Consideration. The obligation hereunder of the Company to issue and deliver the Exchange Consideration to each Holder is subject to the satisfaction or waiver, at or before the Closing Date, of each of the conditions set forth below. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

                 (a) Each Holder shall have executed and delivered the Agreement.

                 (b) Each Holder shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Agreement to be performed, satisfied or complied with by such Holder at or prior to the Closing Date.

                 (c) The representations and warranties of each Holder shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

        5. Conditions Precedent to the Obligation of the Holders to Accept the Exchange Consideration. The obligation hereunder of each Holder to accept the Exchange Consideration is subject to the satisfaction or waiver, at or before the Closing Date, of each of the conditions set forth below. These conditions are for each Holder’s sole benefit and may be waived by each Holder at any time in its sole discretion.

                 (a) The Company shall have executed and delivered the Agreement.

                 (b) The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

                 (c) Each of the representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date.

                 (d) No statute, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement at or prior to the Closing Date.

                 (e) As of the Closing Date, no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, shall be pending against or affecting the Company, or any of its properties, which questions the validity of the Agreement or the transactions contemplated thereby or any action taken or to be taken pursuant thereto. As of the Closing Date, no action, suit, claim or proceeding before or by any court or governmental agency or body, domestic or foreign, shall be pending against or affecting the Company, or any of its properties, which, if adversely determined, is reasonably likely to result in a Material Adverse Effect.

                 (f) No Material Adverse Effect shall have occurred at or before the Closing Date.

                 (g) The Company shall have delivered on the Closing Date to the Holders a secretary’s certificate, dated as of the Closing Date, as to (i) the resolutions of the board of directors of the Company authorizing the transactions contemplated by this Agreement, (ii) the Certificate, (iii) the Bylaws, each as in effect at the Closing, and (iv) the authority and incumbency of the officers of the Company executing this Agreement and the Warrants.

        6. Legend. Each certificate representing the Securities shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or “blue sky” laws): “THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR GLOWPOINT, INC. SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.” The Company agrees to reissue certificates representing any of the Securities, without the legend set forth above if at such time, prior to making any transfer of any such Securities, such holder thereof shall give written notice to the Company describing the manner and terms of such transfer and removal as the Company may reasonably request. Such proposed transfer will not be effected until: (a) the Company has either (i) received an opinion of counsel that the registration of the Exchange Securities is not required in connection with such proposed transfer; or (ii) filed a registration statement under the Securities Act covering such proposed disposition has been filed by the Company with the Commission, which registration statement has become effective under the Securities Act; and (b) the Company has received an opinion of counsel that either: (i) the registration or qualification under the securities or “blue sky” laws of any state is not required in connection with such proposed disposition, or (ii) compliance with applicable state securities or “blue sky” laws has been effected. The Company will use reasonable efforts to respond to any such notice from a holder within five (5) business days. In the case of any proposed transfer under this Section 6, the Company will use reasonable efforts to comply with any such applicable state securities or “blue sky” laws, but shall in no event be required, in connection therewith, to qualify to do business in any state where it is not then qualified or to take any action that would subject it to tax or to the general service of process in any state where it is not then subject. The restrictions on transfer contained in this Section 6 shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Agreement.

        7. Fees and Expenses. Each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

        8. Piggyback Registration Rights.

                 (a) The Company shall notify the Holders in writing at least twenty (20) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to employee benefit plans or with respect to corporate reorganization or other transactions under Rule 145 of the Securities Act) and will afford each Holder an opportunity to include in such registration statement all or any part of the Exchange Shares held by such Holder. Each Holder desiring to include in any such registration statement all or any part of such Holder’s shares of restricted Common Stock received in the Exchange Offer or shares of Common Stock underlying the Warrants (collectively, the “Registrable Shares”) shall within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Shares such Holder wishes to include in such registration statement.

                 (b) If the registration is for a firm commitment underwritten registered public offering, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 8(a) above. In such event, the right of any Holder to registration shall be conditioned upon the Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Shares in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for the underwriting by the Company. Notwithstanding any other provision of this Section 8, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of shares to be included in the registration and underwriting. The number of Registrable Shares held by the Holders to be included in such offering shall be reduced to zero before any reduction in any securities to be offered by the Company on its own behalf. The Company shall so advise the Holders, and the number of Registrable Shares held by the Holders that may be included in the registration and underwriting shall be allocated among the Holders and any other selling shareholders on a pro rata basis. If any Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the managing underwriter prior to the execution of the applicable underwriting agreement by the Holder. Any shares of Registrable Shares excluded or withdrawn from such underwriting shall be withdrawn from such registration.

                 (c) All expenses incurred in connection with a registration pursuant to this Section 8 (excluding underwriters’and brokers’ discounts and commissions relating to shares sold by the Holders), including, without limitation, all federal and “blue sky” registration, filing and qualification fees, printers’ and accounting fees, and fees and disbursements of counsel for the Company shall be borne by the Company.

                 (d) In connection with any registration statement under this Section 8 in which the Holders are participating, the Company agrees to indemnify, to the extent permitted by law, each of the Holders against all losses, claims, damages, liabilities and expenses caused by any untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for use therein or by such Holder’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such Holder with a sufficient number of copies of the same.

                 (e) In connection with any registration statement under this Section 8 in which a Holder is participating, each such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder; provided that the obligation to indemnify shall be individual, not joint and several, for each Holder and shall be limited to the net amount of proceeds received by such Holder from the sale of securities pursuant to such registration statement.

                 (f) Any person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party who is not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

        9. Indemnification.

                 (a) The Company hereby agrees to indemnify and hold harmless each Holder and its officers, directors, shareholders, employees, agents and attorneys against any and all losses, claims, damages, liabilities and reasonable expenses (collectively “Claims”) incurred by each such person in connection with defending or investigating any such Claims, whether or not resulting in any liability to such person, to which any such indemnified party may become subject, insofar as such Claims arise out of or are based upon any breach of any representation or warranty or agreement made by the Company in this Agreement.

                 (b) Each Holder severally but not jointly hereby agrees to indemnify and hold harmless the Company and its officers, directors, shareholders, employees, agents and attorneys against any and all Claims incurred by each such person in connection with defending or investigating any such claims or liabilities, whether or not resulting in any liability to such person, to which any such indemnified party may become subject under the Securities Act, or under any other statute, at common law or otherwise, insofar as such Claims arise out of or are based upon any breach of any representation, warranty or agreement made by a Holder in this Agreement.

        10. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without giving effect to the rules governing the conflicts of laws. Each of the parties consents to the exclusive jurisdiction of the Federal courts whose districts encompass any part of the County of New York located in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. Each party waives its right to a trial by jury. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

        11. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, express overnight courier, registered first class mail, or telecopier (provided that any notice sent by telecopier shall be confirmed by other means pursuant to this Section 11), initially to the address set forth below, and thereafter at such other address, notice of which is given in accordance with the provisions of this Section.

(a)	if to the Company:

Glowpoint, Inc. 225 Long Avenue Hillside, New Jersey 07205 Attention: Chief Executive Officer & President Tel. No.: (973) 282-2000 Fax No.: (973) 391-9776

with a copy to: Morrison & Foerster LLP 1290 Avenue of the Americas New York, New York 10104 Attention: Michael J.W. Rennock Tel. No.: (212) 468-8000 Fax No.: (212) 468-7999

(b)	if to the Holders:

At the address of such Holder set forth on Exhibit A to this Agreement.

        All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when receipt is acknowledged, if telecopied; or when actually received or refused if sent by other means.

        12. Entire Agreement. This Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior and/or contemporaneous oral or written proposals or agreements relating thereto all of which are merged herein. This Agreement may not be amended or any provision hereof waived in whole or in part, except by a written amendment signed by both of the parties.

        13. Counterparts. This Agreement may be executed by facsimile signature and in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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        IN WITNESS WHEREOF, this Agreement was duly executed on the date first written above.

GLOWPOINT, INC. By:______________________________________ Gerard E. Dorsey CFO and Executive Vice President, Finance

HOLDER: By:_____________________________________ Name: Title:

HOLDER: By:_____________________________________ Name: Title:

HOLDER: By:_____________________________________ Name: Title:

EXHIBIT A

HOLDERS

Names and Addresses of Holders	Shares of Series B Preferred Stock Exchanged	Number of Shares of Restricted Common Stock	Number of Warrants

Schedule 3(j)

Capitalization

1)	As of March 10, 2005, the Company had 100,000,000 shares of common stock authorized and 38,101,190 outstanding and 5,000,000 shares of preferred stock authorized and 203.667 outstanding.

2)

As of March 10, 2005, there were outstanding warrants to acquire approximately 7,486,023 shares of common stock, and there were outstanding options to acquire an aggregate of approximately 4,913,922 shares of common stock.

3)	The Company is not a party to any agreement or understanding restricting the voting or transfer of any shares of the capital stock of the Company.